Exhibit 1.1

Execution Version
Dime Community Bancshares, Inc.

$115,000,000

4.50% Fixed-to-Floating Rate Subordinated Debentures due June 15, 2027

Underwriting Agreement

June 8, 2017

Sandler O’Neill + Partners, L.P.
1251 Avenue of the Americas, 6th Floor
New York, New York 10020

Ladies and Gentlemen:

Dime Community Bancshares, Inc., a Delaware corporation (the “Company”) and the holding company for Dime Community Bank (the “Bank”), confirms its agreement with Sandler O’Neill + Partners, L.P. (the “Representative”), on behalf of the underwriters listed on Annex A (together, the “Underwriters”), subject to the terms and conditions stated herein, with respect to the issuance and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of  $115,000,000 in aggregate principal amount of the Company’s 4.50% Fixed-to-Floating Rate Subordinated Debentures due June 15, 2027 (the “Securities”).  The Securities are to be issued pursuant to an indenture to be dated as of June 13, 2017 (the “Base Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture thereto to be dated as of June 13, 2017, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered. Securities issued in book-entry form shall be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a blanket issuer letter of representations to be entered into between the Company and DTC.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333- 207228), including the related preliminary prospectus or prospectuses, covering the registration of various securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement is effective under the 1933 Act, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment is effective under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement with respect to the Securities in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in each such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.” Each base prospectus and prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information is referred to herein collectively as a “preliminary prospectus.” Such registration statement, at any given time, including any amendments thereto, including post-effective amendments, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act, is referred to herein as the “Registration Statement;” provided, however, that the term “Registration Statement” without reference to a time means such registration statement as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Underwriters and the Securities (within the meaning of Rule 430B(f)(2)). The final base prospectus and the prospectus supplement, dated the date hereof, including the documents incorporated by reference therein, are referred to herein collectively as the “Prospectus.”

For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any term sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package (as defined herein) (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, such preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, after the execution of this Agreement.

For the purpose of this Agreement, the term “subsidiary” or “subsidiaries” shall include each direct or indirect subsidiary of the Company listed on Schedule III hereto.

1.             Representations and Warranties.  (a)          The Company represents and warrants to the Representative and the other Underwriters as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof and as of the Closing Time referred to in Section 2(c) hereof, and agrees with the Representative and the other Underwriters, as follows:

(i)                   The Company is eligible to use Form S-3 for the offering of the Securities. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted by or are pending before or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission to the Company for additional information has been complied with.

Each of the Registration Statement and any post-effective amendments thereto, at the time it became effective and at the Closing Time, complied and will comply with in all material respects the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the 1939 Act of the Trustee. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was delivered and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any  Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by an Underwriter consists of the information described in Section 8(b) hereof.

The Final Term Sheet (as defined below), the Issuer-Represented General Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time (as defined below) and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), as of the Applicable Time did not, and as of the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:07 p.m. (Eastern Time) on June 8, 2017.

“Final Term Sheet” means the final term sheet in the form set forth on Schedule I hereto, reflecting the final terms of the Securities.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b).

Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Underwriters, did not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, did not, does not and will not include any information that conflicted, conflicts or will conflict in any material respects with the information contained in the Registration Statement, the Prospectus, including any document incorporated by reference therein, and any preliminary prospectus, the Statutory Prospectus or the Prospectus that has not been superseded or modified; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by an Underwriter consists of the information described as such in Section 6(b) hereof. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer-Represented Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has notified or will promptly notify the Underwriters and (ii) the Company has amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(ii)                  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply, in each case, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective, or any amendment thereto became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)                 Any preliminary prospectus, the Prospectus and each Issuer-Represented Free Writing Prospectus when filed, if filed by electronic transmission, pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities.

(iv)                 The consolidated financial statements of the Company, including the related schedules and notes, filed with the Commission as a part of the Registration Statement and included in any preliminary prospectus and the Prospectus (the “Financial Statements”) present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the consolidated results of their operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified.   Such Financial Statements, unless otherwise noted therein, have been prepared in conformity with generally accepted accounting principles in effect in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information therein and have been prepared on a basis consistent with that of the audited consolidated financial statements contained in the Registration Statement, any preliminary prospectus and the Prospectus. No other financial statements or supporting schedules are required to be included in the Registration Statement, any preliminary prospectus and the Prospectus. To the extent applicable, all disclosures contained in the Prospectus regarding “non-GAAP financial measures” as such term is defined by the rules and regulations of the Commission comply in all material respects with Regulation G of the 1934 Act, the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and Item 10(e) of Regulation S-K. The pro forma financial statements and the related notes thereto included in the Registration Statement, General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language included in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly in all material respects the information included therein and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(v)                  Crowe Horwath LLP (“Crowe Horwath”), the independent registered public accounting firm that audited the financial statements of the Company and its subsidiaries that are included in the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(vi)                 The statistical and market-related data contained in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate.

(vii)                This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the Representative, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws and banking laws.

(viii)               Since the date of the most recently dated audited consolidated balance sheet contained in the Financial Statements, (A) the Company and its subsidiaries, considered as one enterprise, have not sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and there has not been any material change in the capital stock or long-term debt of the Company and its subsidiaries or any material adverse change in or affecting the general affairs, management, earnings, business, properties, assets, consolidated financial position, business prospects, consolidated shareholders’ equity or consolidated results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), in each case in this clause (A) other than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(ix)                 The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all mortgages, pledges, security interests, claims, restrictions, liens, encumbrances and defects except such as are described generally in the Registration Statement, the General Disclosure Package and the Prospectus or such as would not have a Material Adverse Effect and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, and neither the Company nor any subsidiary has received any written or oral notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(x)                   The Company is a registered savings and loan holding company under the Home Owners’ Loan Act, and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(xi)                  Each of the Company’s subsidiaries, has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in each case where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The activities of the Company’s subsidiaries are permitted of subsidiaries of a bank holding company under applicable law and the rules and regulations of the Federal Reserve Board (the “FRB”) set forth in Title 12 of the Code of Federal Regulations. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or membership interests of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or membership interests of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. There are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for any capital stock or equity securities of any of the subsidiaries. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such subsidiary’s capital stock or common securities, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company. The only subsidiaries of the Company are the subsidiaries listed on Schedule III hereto.

(xii)                 The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Capitalization,” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The description of the Company’s stock option, stock bonus and other stock plans or compensation arrangements and the options or other rights granted thereunder, incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, accurately and fairly presents, in all material respects, the information required to be described therein with respect to such plans, arrangements, options and rights.

(xiii)                Except as described in each of the General Disclosure Package and Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company, and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act or otherwise register any securities of the Company owned or to be owned by such person.

(xiv)               The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws and banking laws). The Indenture conforms in all material respects to the description of the Indenture contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xv)                The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when delivered to and paid for by the Underwriters, will have been duly executed by the Company in accordance with the provisions of the Indenture. The Securities, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price for the Securities as provided in this Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and the terms of the Indenture, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law and except as any indemnification or contribution provisions thereof may be limited under applicable securities and banking laws), and will be entitled to the benefits of the Indenture.

(xvi)               The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(xvii)              The issue and sale of the Securities by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation by the Company of the transactions herein contemplated have been duly authorized by all necessary corporate action of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in a Repayment Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the certificate of incorporation, certificate of organization, certificate of formation, articles of incorporation, articles of association, or charter (as applicable), bylaws or other governing documents of the Company or any of its subsidiaries, or (C) subject to compliance by all necessary persons with the applicable provisions of the Change in Bank Control Act of 1978 and Regulation Y promulgated in part thereunder, result in any violation of any statute or any order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each a “Governmental Entity”) having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for, in the case of clauses (A) and (C) those conflicts, breaches, violations, defaults or Repayment Events that would not result in a Material Adverse Effect.  No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the 1933 Act of the Securities and except as may be required under the rules and regulations of the NASDAQ Stock Market (“NASDAQ”) or the Financial Industry Regulatory Authority (“FINRA”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters. As used herein, a “Repayment Event” means any event or condition, the occurrence or existence of which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary prior to its scheduled maturity.

(xviii)             Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of incorporation, certificate of organization, certificate of formation, articles of incorporation, articles of association or charter (as applicable), or its bylaws or other governing documents or (B) in breach, violation or default (with or without notice or lapse of time or both) of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of the property or assets of the Company or any subsidiary is subject except in each case for such breaches, violations or defaults that would not result in a Material Adverse Effect.

(xix)                Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries have conducted and are conducting their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all regulations and orders of, or agreements with, the FRB, the New York Department of Financial Services (the “NYDFS”) and the Federal Deposit Insurance Corporation (the “FDIC”), the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the USA Patriot Act), and neither the Company nor any of its subsidiaries has received any written or oral communication from any Governmental Entity asserting that the Company or any of its subsidiaries is not in material compliance with any statute, law, rule, regulation, decision, directive or order.

(xx)                 There are no legal or governmental actions or suits, investigations, inquiries or proceedings before or by any court or Government Entity, now pending or, to the knowledge of the Company, threatened or contemplated, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject (A) that is required to be disclosed in the Registration Statement by the 1933 Act or the 1933 Act Regulations and is not disclosed therein or (B) which, if determined adversely to the Company or any of its subsidiaries, would be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, are not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect, and there are no contracts or documents of the Company or any of its subsidiaries which would be required to be described in the Registration Statement or to be filed as exhibits thereto by the 1933 Act or the 1933 Act Regulations, which have not been so described or filed.

(xxi)                Each of the Company and its subsidiaries (A) possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) of any Governmental Entity, (B) has made all filings, applications and registrations with, any Governmental Entity necessary to permit the Company or such subsidiary to conduct the business now operated by the Company or such subsidiary, and (C) is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so possess, file, apply, register or comply would not, individually or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses currently held by the Company or any of its subsidiaries are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(xxii)               Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state or local statute, law, rule, regulation, ordinance, or code or any applicable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the Company and its subsidiaries has all permits, authorizations and approvals required to be held by it under any applicable Environmental Laws and is in compliance in all material respects with the requirements of each such permit, authorization and approval held by it, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxiii)              The Company and each of its subsidiaries own or possess adequate rights to use or can acquire on reasonable terms ownership or rights to use all patents, patent applications, patent rights, licenses, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses) and licenses (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses, except in each case where the failure to own or possess such rights would not, individually or in the aggregate, result in a Material Adverse Effect, and have not received any notice of any claim of infringement or conflict with, any such rights of others or any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, except in each case where such infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would not result in a Material Adverse Effect.

(xxiv)              No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be disclosed in the Registration Statement and the Prospectus by the 1933 Act or the 1933 Act Regulations which has not been so disclosed.

(xxv)               The Company is not, and after giving effect to the offering and sale of the Securities, and after receipt of payment for the Securities and the application of the net proceeds as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxvi)              The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder applicable to the Company and as to which compliance is currently required by the Company.

(xxvii)             Neither the Company nor any of its subsidiaries, nor any affiliates of the Company or any of its subsidiaries, has taken or will take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(xxviii)           None of the Company, its subsidiaries and, to the knowledge of the Company, their respective directors, officers, employees and agents and other persons, in each case, acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds of the Company or any of its subsidiaries to make any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of the Company or any of its subsidiaries, (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, and the Company has instituted and maintains policies and procedures designed to ensure compliance therewith, or (D) made any bribe, illegal rebate, payoff, influence payment, kickback or other unlawful payment.

(xxix)              The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) and Rule 15d-15(f) under the 1934 Act), that complies with the requirements of the 1934 Ac, as applicable to them; the Company’s internal control over financial reporting is effective; and since the end of the Company’s most recent audited fiscal year, there has been (X) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) of which the Company is aware and (Y) no change in the Company’s internal control over financial reporting that has materially affected adversely, or is reasonably likely to materially affect adversely, the Company’s internal control over financial reporting.

(xxx)               The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and Rule 15d-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act that are applicable to an issuer that has a class of securities registered under Section 12 of the 1934 Act.

(xxxi)              None of the Company, the Bank and any of their subsidiaries is in violation of any order or directive from the FRB, the NYDFS, the FDIC, the Commission or any regulatory authority to make any material change in the method of conducting its respective businesses. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter, or is subject to any directive by, or has been a recipient of any supervisory letter from any Regulatory Agency (as defined below) that, in each case, currently relates to or materially restricts in any respect the conduct of their business or that in any manner relates to capital adequacy, credit policies or management, nor at the request or direction of any Regulatory Agency has the Company or any of its subsidiaries adopted any board resolution that is reasonably likely to have a Material Adverse Effect (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that such Regulatory Agency is considering issuing or requesting any such Regulatory Agreement or any such Regulatory Agreement is pending or, to the knowledge of the Company, threatened. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are each in substantial compliance with any Regulatory Agreements, and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, currently results in or is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company or any of its subsidiaries, including, but not limited to, any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits.

(xxxii)              Each “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) is in compliance with ERISA, except where the failure to be in compliance with ERISA would not result in a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. The fair market value of the assets of each ERISA Affiliate defined benefit pension plan exceeds the present value of such plan’s “benefit liabilities” (as defined in Section 4001(a)(16) of ERISA), and no ERISA Affiliate defined benefit pension plan has an “accumulated funding deficiency” (as defined in Section 302 of ERISA). None of the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971 or 4975 of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service regarding its qualification under such section and, to the knowledge of the Company, its subsidiaries and its ERISA affiliates, nothing has occurred whether by action or failure to act, which would cause the loss of such qualification.

(xxxiii)             The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the business in which the Company and its subsidiaries are engaged. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to obtain insurance coverage from insurers similar to their current insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied in any instance in which such insurance coverage was offered by the carrier from which the Company or such subsidiary sought such coverage or to which it applied for such coverage.

(xxxiv)            Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, or the Underwriters, for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Securities.

(xxxv)             The Company and its subsidiaries have (i) filed all necessary federal, state and foreign income and franchise tax returns that they are required to have filed or have properly requested extensions of the deadline for the filing therefor and all such tax returns as filed are true, complete and correct in all material respects and (ii) have paid all taxes required to be paid by any of them, other than such taxes as may be paid at a later date without any penalty or fine and except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties, the nonpayment or late payment of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(xxxvi)            No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which, in any case, would reasonably be expected to result in a Material Adverse Effect.

(xxxvii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, money laundering statutes applicable to the Company and its subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxviii)          The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus or such other materials, if any, permitted by the 1933 Act or the 1933 Act Regulations and approved by the Underwriters.

(xxxix)            No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package, the Prospectus and any Issuer-Represented Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xl)                  Neither the Company nor any of its subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-(4)(b)(1).

(xli)                 Except as disclosed in the Registration Statement, any preliminary prospectus and the Prospectus, each of the Company and its subsidiaries has good and indefeasible title to all securities held by it (except securities sold under repurchase agreements, pledged to secure deposits or derivative contracts or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not, individually or in the aggregate, result in a Material Adverse Effect. Such securities are valued on the books of the Company and its subsidiaries in accordance with GAAP.

(xlii)                Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options and restricted stock units) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practice and applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time of execution of such instruments, contracts or arrangements. The Company and each of its subsidiaries have duly performed all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder, except for such breaches, violations, defaults, allegations or assertions that, individually or in the aggregate, would not result in a Material Adverse Effect.

(xliii)              Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is (a) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); or (b) located, organized or resident in a country or territory that is the subject of such sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria). The Company will not, directly or indirectly, use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, any joint venture partner of the Company or any of its subsidiaries or any other person or entity, for the purpose of financing the activities of any person in, or engage in dealings or transactions with any person, or in any country, or territory, subject to any U.S. sanctions administered by OFAC.

(xliv)              Except as described in the Registration Statement, General Disclosure Package or the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons to which the Company or any of its subsidiaries is a party, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xlv)               To the knowledge of the Company, after due inquiry, there are no affiliations with any FINRA member firm among the Company’s officers, directors, or principal shareholders, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, or as otherwise disclosed in writing to the Representative.

(xlvi)              Other than the Securities, except as described in the Registration Statement, General Disclosure Package or the Prospectus, the Company has no debt securities to which a rating is accorded by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the 1934 Act.

(b)          The Bank represents and warrants to the Representative and the other Underwriters as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof and as of the Closing Time referred to in Section 2(c) hereof, and agrees with the Representative and other Underwriters, as follows:

(i)                   The Bank has been duly chartered and is validly existing as a New York state savings bank in good standing under the laws of the State of New York with the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.  The Bank is the only depository institution subsidiary of the Company and the Bank is a member in good standing of the Federal Home Loan Bank System.  The Bank is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.  The activities of the Bank and its subsidiaries are permitted under the laws and regulations of the State of New York for state-chartered banks.

(ii)                  The Bank is not in violation of its certificate of incorporation or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of the property or assets of the Bank is subject except for such defaults that would not be expected to result in a Material Adverse Effect.

(iii)                 The deposit accounts in the Bank are insured up to the applicable limits by the FDIC and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Bank, threatened against the Bank.

(iii)                 This Agreement has been duly authorized, executed and delivered by the Bank and, when duly executed by the Representative, will constitute the valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws and banking laws. The Bank has the full power and authority to enter into this Agreement.

(iv)                 The execution and delivery of this Agreement by the Bank and the compliance and performance by the Bank with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of the Bank and do not and will not, whether with or without the giving of notice or passage or time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in a Repayment Event under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which the Bank or any of its subsidiaries is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws of the Bank or any statute or any order, rule or regulation of any Governmental Entity having jurisdiction over the Bank or any of its subsidiaries or any of their properties, except for those conflicts, breaches, violations, defaults or Repayment Events that would not result in a Material Adverse Effect.

(c)          Any certificate signed by an officer of the Company or the Bank, as applicable, and delivered to the Representative or to counsel for the Underwriters in connection with the offering of Securities shall be deemed to be a representation and warranty by the Company or the Bank, as applicable,  to the Underwriters as to the matters set forth therein as of the date of such certificate.

2.             Sale and Delivery of Underwriters; Closing

(a)          Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the each Underwriter agrees to purchase from the Company, at the price equal to 99.0% of the aggregate principal amount of, the Securities as listed on Annex A.

(b)          Upon the authorization by the Underwriters of the release of the Securities, the Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

(c)           The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as such Underwriter may request upon at least forty-eight hours prior notice to the Company shall be delivered by or on behalf of the Company to such Underwriter, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company to the Underwriters at least forty-eight hours in advance. The time and date of such delivery and payment shall be 10:00 A.M. (Eastern time) on June 13, 2017 (such time and date of payment and delivery being herein called “Closing Time”).

(d)          The documents to be delivered at Closing Time by or on behalf of the parties hereto, including the cross receipt for the Securities, will be delivered at the offices of Kilpatrick Townsend & Stockton LLP, 607 14th Street, NW, Suite 900, Washington, DC 20005, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (Eastern time) on June 13, 2017 or such other time and date as the Representative and the Company may agree upon in writing.

3.             Covenants of the Company.  The Company further covenants and agrees with the Representative and the other Underwriters as follows:

(a)          The Company will prepare the Prospectus in a form approved by the Underwriters and will file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430B under the 1933 Act and will make no further amendment or any supplement to the Registration Statement or the Prospectus that shall be reasonably disapproved by the Underwriters promptly after reasonable notice thereof. The Company will advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed with the Commission or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission and furnish the Underwriters with copies thereof and will advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order with respect to the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, any Issuer-Represented Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any preliminary prospectus, any Issuer-Represented Free Writing Prospectus or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus, any Issuer-Represented Free Writing Prospectus or the Prospectus or suspending any such qualification, promptly use its reasonable best efforts to obtain the withdrawal of such order.

(b)          The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement, any Term Sheet or any amendment, supplement or revision to either any preliminary prospectus (including the prospectus included in the Registration Statement at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c)          The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge and upon request, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge and upon request, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Representative will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)          Promptly from time to time, the Company will take such action as the Underwriters may reasonably request to qualify the Securities for offering and sale under the securities laws of such states and other jurisdictions as the Underwriters may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. In each state or other jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such state or other jurisdiction to continue such qualification in effect until the completion of the distribution of the Securities. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdiction as the Underwriters may reasonably request.

(e)          On the business day next succeeding the date of this Agreement and from time to time, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Underwriters may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act, notify the Underwriters and upon the Underwriters’ request prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance, and in case an Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon such Underwriter’s request, but at the expense of such Underwriter, prepare and deliver to such Underwriter as many copies as it may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(f)           The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time, to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to each Underwriter such number of copies of such amendment or supplement as such Underwriter may reasonably request. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Underwriters and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)          The Company will make generally available to its securityholders as soon as practicable, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including, at the option of the Company, Rule 158).

(h)          During a period of three years from the effective date of the Registration Statement, the Company will furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including balance sheets and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to such holders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that if the Company files an annual report on Form 10-K or quarterly report on Form 10-Q by means of EDGAR, the Company shall be deemed to have furnished such report to such holders in compliance with the requirements of this section.

(i)          During a period of three years from the effective date of the Registration Statement, the Company will furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to holders of the Securities, and to deliver to the Underwriters (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and (ii) subject to an appropriate confidentiality agreement, such additional information concerning the business and financial condition of the Company as the Underwriters may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided that if the Company files any such reports or other communications of the type contemplated by clauses (i) or (ii) above with the Commission and such report or materials are or will become available on EDGAR, the Company shall be deemed to have furnished such report or other communications to the Underwriters in compliance with the requirements of this section.

(j)          The Company will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(k)          Until completion of the distribution of the Securities, the Company will file (i) all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations and (ii) such information on Form 10-K or Form 10-Q as may be required by Rule 463 under the 1933 Act.

(l)          During the period of 180 days from the date of the Prospectus, the Company will not make any offer relating to the Securities that would constitute an Issuer-Represented Free Writing Prospectus unless it obtains the prior written consent of the Representative, which consent shall not be unreasonably withheld, conditioned or delayed, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer-Represented Free Writing Prospectus, including, where and when required, timely filing with the Commission, legending and record keeping.

(m)          During the period beginning on the date hereof and continuing to and including the Closing Time and the latest additional time of purchase, if any, of the Securities, the Company will not, and will not permit any subsidiary to, without the prior written consent of the Representative, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities or nonconvertible preferred stock of the Company or any of its subsidiaries.

(n)          The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any securities of the Company, whether to facilitate the sale or resale of the Securities or otherwise, and the Company will, and shall use its commercially reasonable efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M with respect to any securities of the Company. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Securities or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representative (or, if later, at the time stated in the notice), the Company will, and shall use its commercially reasonable efforts to cause each of its affiliates to, comply with Rule 102 as though such exception were not available, but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(o)          The Company will prepare the Final Term Sheet in form and substance satisfactory to the Representative, and the Company represents and agrees that, unless it obtains the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representative and the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Notwithstanding the foregoing, the Company consents to the use by an Underwriter of a free writing prospectus that contains only (a)(i) information describing the preliminary terms of the Securities or their offering, (ii) information meeting the requirements of Rule 134 of the 1933 Act Regulations or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet or (b) other customary information that is neither “issuer information,” as defined in Rule 433, nor otherwise an Issuer-Represented Free Writing Prospectus.

(p)          The Company shall use its reasonable best efforts to permit the Securities to be eligible for clearance, settlement and trading in book-entry-only form through the facilities of DTC.

4.             Payment of Expenses.  The Company covenants and agrees with the Representative and the other Underwriters that the Company will pay or cause to be paid the following, whether or not the transactions contemplated herein are completed: (i) the reasonable out-of-pocket expenses incurred by the Underwriters in connection with their engagement, including without limitation, outside legal fees and expenses, marketing, syndication and travel expenses; (ii) the cost of obtaining all securities and bank regulatory approvals, including any required FINRA fees, including the filing fees incident thereto; (iii) all fees and disbursements of the Company’s counsel and accountants in connection with the registration of the Securities under the 1933 Act and all other expenses in connection with the preparation, printing and filing of amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities as provided in Section 3(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) the cost of printing or reproducing this Agreement, the Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (vi) the fees and expenses of the Trustee, including fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) the cost and charges of any transfer agent or registrar; (viii) the costs and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Underwriters and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show with the consent of the Company; (ix) any fees payable in connection with the rating of the Securities; (x) the fees and expenses incurred in connection with having the Securities eligible for clearance, settlement and trading through the facilities of DTC; and (xi) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 4.

5.             Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters hereunder to purchase and pay for the Securities as provided herein on the Closing Time shall be subject, in the Representative’s discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Closing Time, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 3(a) hereof (or a post-effective amendment shall have been filed and declared effective in accordance with the requirements of Rule 430B), no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction, the Final Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed in such filings by Rule 433, and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b)          At the Closing Time, the Representative shall have received the opinion, dated as of Closing Time, of Luse Gorman, PC, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters. Such counsel may also state that, insofar as either such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(c)          At the Closing Time, the Representative shall have received the opinion, dated as of Closing Time, of Kilpatrick Townsend & Stockton LLP, counsel for the Underwriters. The opinion shall address the matters as the Representative may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the Federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d)          On the date of this Agreement and at the Closing Time, Crowe Horwath shall have furnished to the Representative a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements of the Company and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus, provided that the letter delivered as of the Closing Time shall use a “cut-off” date no more than three business days prior to the Closing Time.

(e)          (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or regulatory action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change in or affecting the general affairs, management, financial position, capital adequacy for regulatory purposes, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, or their business affairs, business prospects or regulatory affairs, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Closing Time on the terms and in the manner contemplated in the Prospectus.

(f)          On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including, without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (iv) or (v), in the reasonable judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Closing Time on the terms and in the manner contemplated in the Prospectus.

(g)          The Representative shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Accounting Officer of the Company, dated as of Closing Time, to the effect that (i) no Material Adverse Effect has occurred; (ii)  the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though made at and as of the Closing Time, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are to their knowledge contemplated by the Commission and (v) no event of default under the Indenture or default with notice and/or lapse of time that would be an event of default in respect of the Securities has occurred and is continuing.

(h)          The Underwriter shall have received a certificate from the President of the Bank and of the Chief Accounting Officer of the Bank, dated as of the Closing Time to the effect that the representations and warranties in Section 1(b) are true and correct with the same force and effect as though made at and as of Closing Time.

(i)          Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) of which the Company has notice or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)          Prior to the Closing Time, the Company, the Trustee, as securities registrar for the Securities (or another transfer agent acceptable to the Representative) and DTC shall have executed and delivered the Letter of Representations, dated the Closing Time, and the Securities shall be eligible for clearance, settlement and trading through the facilities of DTC.

(k)          If any condition specified in this Section 5 shall not have been satisfied when and as required to be satisfied or shall not have been waived by such time, this Agreement may be terminated by the Underwriters by notice to the Company at any time on or prior to the Closing Time. If the sale of any of the Securities provided for herein is not consummated because any condition set forth in this Section 5 is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Underwriters upon demand for all documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed offering of those of the Securities as to which such sale is not consummated; provided that any such out-of-pocket expenses incurred by the Underwriters shall be deemed to be expenses incurred by the Underwriters under clause (i) of Section 4 hereof for purposes of the proviso to such clause (i). In addition, such termination shall be subject to Section 4 hereof, and Sections 1, 6, 7 and 8 hereof shall survive any such termination and remain in full force and effect.

6.             Indemnification.  (a)          The Company and the Bank, jointly and severally, will indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and their respective partners, directors, officers, employees and agents and each affiliate of an Underwriter within the meaning of Rule 405 against any losses, claims, damages or liabilities, joint or several, to which an Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Issuer-Represented Free Writing Prospectus, any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse any Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Bank shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Issuer-Represented Free Writing Prospectus, any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.  The Company, the Bank and the Underwriters hereby acknowledge and agree that the only information that any Underwriter has furnished to the Company consists solely of the information described as such in subsection (b) below.   Notwithstanding the foregoing, the indemnification provided for by the Bank in this paragraph shall not be applicable or effective to the extent that (a) a Governmental Entity having jurisdiction over the Bank by written communication addressed to the Bank or its board of directors, including in connection with any examination of the Bank, informs the Bank or its board of directors that such Governmental Entity has deemed such indemnification to violate Sections 23A or 23B of the Federal Reserve Act, as amended, or another law, rule, regulation or policy applicable to the Bank or the Company, (b) a Governmental Entity notifies the Bank that such indemnification would result in an adverse impact on the Bank’s examination ratings, (c) such indemnification would give rise to civil money penalties or other sanctions, or (d) the Bank determines, upon the written advice of counsel, that payment of any indemnification hereunder by the Bank would violate any law, rule, regulation or policy applicable to the Bank or the Company.  The Company and the Bank agree to notify the Underwriter immediately upon receipt of such written advisement or notice.  The Underwriter agrees to cooperate with the Company in implementing any modification required by the foregoing.

(b)          Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Company, its officers, directors and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Issuer-Represented Free Writing Prospectus, any preliminary prospectus, the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Issuer-Represented Free Writing Prospectus, preliminary prospectus, the Registration Statement, the General Disclosure Package, or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein (provided, however, that the Company and the Underwriters hereby acknowledge and agree that the only such information that any Underwriter has furnished to the Company consists solely of the following: (i) the third sentence of the paragraph under the heading “No Public Trading Market” and (ii) the paragraph under the heading “Price Stabilization, Short Positions,” in each case appearing in the Prospectus in the section entitled “Underwriting”) and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection, unless the indemnifying party has been prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party which consent shall not be unreasonably withheld, conditioned or delayed, be counsel to the indemnifying party), provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to its and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume the legal defenses of such indemnified party or parties (but not to control the defense of such action as to the indemnifying party) and to otherwise participate in the defense of such action on behalf of such indemnified party or parties, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with, to the extent necessary in the circumstances, one separate local counsel in the jurisdiction in which such action is pending) to represent all indemnified parties, approved by the indemnifying party) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of one counsel for the indemnified party or parties (in addition to local counsel) shall be at the expense of the indemnifying party. The indemnifying party under this Section 6 shall not be liable for any settlement or compromise of or agreed judgment in any proceedings effected or agreed to without its prior express written consent, but if any such proceeding is settled or compromised, or an agreed judgment is entered into, with such consent or if there be a final judgment (other than an agreed judgment) rendered in favor of for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement, compromise, agreed judgment or other judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)          If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Bank and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each officer and employee of an Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Company. Notwithstanding the foregoing, the contribution obligation of the Bank in this paragraph shall not apply and shall not be effective to the extent that (a) a Governmental Entity having jurisdiction over the Bank by written communication addressed to the Bank or its board of directors, including in connection with any examination of the Bank, informs the Bank or its board of directors that such Governmental Entity has deemed such contribution to violate Sections 23A or 23B of the Federal Reserve Act, as amended, or another law, rule, regulation or policy applicable to the Bank or the Company, (b) a Governmental Entity notifies the Bank that any contribution would result in an adverse impact on the Bank’s examination ratings, (c) such contribution would give rise to civil money penalties or other sanctions, or (d) the Bank determines, upon the written advice of counsel, that any contribution made by the Bank hereunder would violate any law, rule, regulation or policy applicable to the Bank or the Company.

(e)          The obligations of the Company and the Bank under this Section 6 shall be in addition to any liability which the Company and the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) any Underwriter, or any of the respective partners, directors, officers and employees of the Underwriter or any such controlling person. The obligations of the Underwriters under this Section 8 shall be in addition to any liability which any Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) the Company or any of the directors and officers of the Company or any such controlling person.

(f)          The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

7.             Survival of Representations and Warranties.  The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of an Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

8.             Termination of Agreement.  If this Agreement is terminated pursuant to Section 5(k)  hereof, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and provided further that Sections 1, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect.

9.             Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representative at Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: General Counsel, with a copy to Kilpatrick Townsend & Stockton LLP, 607 14th Street, NW, Suite 900, Washington, DC 20005, Attention: Christina M. Gattuso, Esq.; and if to the Company shall be delivered or sent by mail or facsimile to Dime Community Bancshares, Inc., 300 Cadman Plaza West, 8th Floor,  Brooklyn, New York  11201, Attention: Kenneth Mahon, President and Chief Executive Officer, with a copy to Luse Gorman, PC, 5335 Wisconsin Avenue, NW, Suite 780, Washington, DC 20015, Attention: Lawrence M.F. Spaccasi, Esq. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

10.             Parties.  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 6 and 7 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

11.             Time.  Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

12.             No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as principal and is not the agent or fiduciary of the Company, its subsidiaries or the Company’s shareholders, creditors, employees or any other third party, (iii) no Underwriter has assumed nor will it assume an advisory or fiduciary responsibility in favor of the Company or its subsidiaries with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or its subsidiaries on any other matters) and no Underwriter has any obligation to the Company or its subsidiaries with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) each Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or its subsidiaries and no Underwriter has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship, (v) the Company and its subsidiaries waive, to the fullest extent permitted by law, any claims the Company may have against any Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agree that no Underwriter shall have any liability (whether direct or indirect) to the Company or its subsidiaries in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company, and (vi) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Bank consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

13.             GOVERNING LAW; CONSENT TO JURISDICTION.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

14.             Counterparts.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Any facsimile or electronically transmitted copies hereof or signatures hereon shall, for all purposes, be deemed originals.

15.             Amendment; Waiver.   No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

16.             Partial Enforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17.             Entire Agreement.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Bank and the Underwriters, or any of them, with respect to the subject matter hereof.

[Signatures on Next Page]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriters, the Bank and the Company.

Very truly yours,

DIME COMMUNITY BANCSHARES, INC.

By:	/s/ Kenneth J. Mahon
Kenneth J. Mahon
President and Chief Executive Officer

DIME COMMUNITY BANK

By:	/s/ Kenneth J. Mahon
Kenneth J. Mahon
President and Chief Executive Officer

Accented as of the date hereof:

SANDLER O’NEILL + PARTNERS, L.P.

For Itself and as Representative of the Other
Underwriters named in Annex A hereto

By:	Sandler O’Neill & Partners Corp.,
the sole general partner

By:	/s/ Jennifer Docherty
	Name:	Jennifer Docherty
	Title:	An Officer of the Corporation

Signature Page to Underwriting Agreement

Annex A

Underwriters	Principal Amount of Securities to be Purchased

Sandler O’Neill + Partners, L.P.	$103,500,000
Piper Jaffray & Co.	$11,500,000

Total	$115,000,000

Schedule I

Pricing Term Sheet

Dime Community Bancshares Inc.
$115,000,000
4.50% Fixed-to-Floating Rate Subordinated Notes due June 15, 2027

Term Sheet

Issuer:	Dime Community Bancshares Inc. (the “Company”)

Security:	4.50% Fixed-to-Floating Rate Subordinated Notes due June 15, 2027 (the “Subordinated Notes”)

Aggregate Principal Amount:	$115,000,000

Rating:
BBB- by Fitch Ratings, Inc.
A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating.

Trade Date:	June 8, 2017

Settlement Date:	June 13, 2017

Final Maturity (if not previously redeemed):	June 15, 2027

Coupon:
4.50% per annum, from and including the Settlement Date, to but excluding June 15, 2022, payable semi-annually in arrears. From and including June 15, 2022 through maturity or early redemption date, the interest rate shall reset quarterly to an interest rate per annum equal to the then current three-month LIBOR rate (provided, however, that in the event three-month LIBOR is less than zero, three month LIBOR shall be deemed to be zero) plus 266 basis points, payable quarterly in arrears.

Issue Price to Investors:	100%

Interest Payment Dates:
Interest on the Subordinated Notes will be payable on June 15 and December 15 of each year through June 15, 2022 and quarterly thereafter on March 15, June 15, September 15, and December 15 of each year through the maturity date or early redemption date.  The first interest payment will be made on December 15, 2017.

Day Count Convention:	30/360 to but excluding June 15, 2022, and, thereafter, a 360-day year and the number of days actually elapsed.

Call Provision:
The Company may, at its option, beginning with the interest payment date of June 15, 2022, and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest to but excluding the date of redemption.

Special Event Redemption:
The Company may redeem the Subordinated Notes, at its option, before June 15, 2022 if (i) a change or prospective change in law occurs that could prevent the Company from deducting interest payable on the Subordinated Notes for U.S. Federal income tax purposes, (ii) a subsequent event occurs that could preclude the Subordinated Notes from being recognized as Tier 2 capital for regulatory capital purposes, or (iii) the Company could be required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to the aggregate principal amount of the Subordinated Notes being redeemed plus any accrued and unpaid interest to, but excluding, the date of redemption.

Denominations:	$1,000 minimum denominations and $1,000 integral multiples thereof.

Use of Proceeds:
To redeem $70.7 million 7.000% Series B trust preferred securities, due April 14, 2034 and for general corporate purposes, including the payment of dividends and to fund potential strategic growth opportunities, including, but not limited to, acquisitions.

Underwriters’ Discount:	1.00%

Proceeds to the Company (before expenses):	$113,850,000

Ranking:	The Subordinated Notes will be unsecured, subordinated and:

• will rank junior in right of payment and upon our liquidation to any existing and all future senior debt (as defined in the indenture pursuant to which the Subordinated Notes will be issued and described under “Description of the Notes” in the prospectus supplement);

• will rank junior in right of payment and upon our liquidation to any of our existing and all of our future general creditors;

• will rank equal in right of payment and upon our liquidation with any existing and all future indebtedness the terms of which provide that such indebtedness ranks equally with the Subordinated Notes;

• will rank senior in right of payment and upon our liquidation to (i) our existing junior subordinated debentures underlying outstanding trust preferred securities, and (ii) any indebtedness the terms of which provide that such indebtedness ranks junior to the Subordinated Notes; and

• will be effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities of the Company’s subsidiary, Dime Community Bank (the “Bank”), and our other current and future subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors and liabilities arising during the ordinary course or otherwise.

CUSIP/ISIN:	25432G AC3 / US25432GAC33

Book-Running Manager:	Sandler O’Neill + Partners, L.P.

Co-Manager:	Piper Jaffray & Co.

The Company has filed a “shelf” Registration Statement on Form S-3 (File No. 333-207228) (including the base prospectus) and related preliminary prospectus supplement dated June 8, 2017 with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates.  Before you invest, you should read the prospectus in that registration statement, any related applicable preliminary prospectus supplement and any other documents that the Company has filed with the SEC for more information about the Company and the offerings.  You may get these documents for free by visiting the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offerings will arrange to send you the prospectus and the related preliminary prospectus supplement if you request it by calling Sandler O’Neill + Partners, L.P. toll-free at 866-805-4128.

Schedule II

Issuer-Represented General Free Writing Prospectus

Investor Presentation filed with the Commission on June 8, 2017 pursuant to Rule 433 (Registration Statement No. 333-207228)

Pricing Term Sheet filed with the Commission on June 8, 2017 pursuant to Rule 433 (Registration Statement No. 333-207228)

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Schedule III

List of Subsidiaries

Banking Subsidiary	Jurisdiction of Organization

Dime Community Bank	NY

Nonbanking Subsidiary	Jurisdiction of Organization

Dime Community Capital Trust I	DE

Boulevard Funding Corp	NY

Dime Insurance Agency	NY

DCBW Preferred Funding Corp.	DE

DSBW Residential Preferred Funding Corp.	DE

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